Exhibit 99.B(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 18, 2011, relating to the financial statements and financial highlights which appears in the March 31, 2011 Annual Reports to Shareholders of Old Mutual Heitman REIT Fund, (one of the funds constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

March 1, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us